As filed with the Securities and Exchange Commission on January 17, 2003.

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                           PHSB Financial Corporation
            ---------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Pennsylvania                                         25-1894708
-------------------------------                              ----------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                744 Shenango Road
                        Beaver Falls, Pennsylvania 15010
            ---------------------------------------------------------
                    (Address of principal executive offices)

                PHSB Financial Corporation 2002 Stock Option Plan
              Peoples Home Savings Bank 2002 Restricted Stock Plan
                PHSB Financial Corporation 1998 Stock Option Plan
              Peoples Home Savings Bank 1998 Restricted Stock Plan
            ---------------------------------------------------------
                            (Full Title of the Plans)

                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                            Malizia Spidi & Fisch, PC
                           1100 New York Avenue, N.W.
                                 Suite 340 West
                             Washington, D.C. 20005
                                 (202) 434-4660
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                              CALCULATION OF REGISTRATION FEE
================================================================================================================
       Title of                                  Proposed Maximum     Proposed Maximum
     Securities to           Amount to be            Offering        Aggregate Offering  Amount of Registration
     be Registered          Registered (1)      Price Per Share(2)        Price (2)            Fee (2)
-----------------------     --------------      ------------------   ------------------  ----------------------
Common Stock                  154,000 shares           $15.51             $2,388,540           $219.75
$0.10 par value
per share

Common Stock                   66,000 shares           $16.60             $1,095,600           $100.80
$0.10 par value
per share

Common Stock                  159,129 shares           $ 9.22             $1,467,169           $134.98
$0.10 par value
per share

Common Stock                   63,652 shares           $16.60             $1,056,623           $ 97.21
$0.10 par value
per share

================================================================================================================

(1) The maximum number of shares of Common Stock issuable upon awards to be granted under the PHSB Financial Corporation 2002 Stock Option Plan consists of 154,000 shares, under the Peoples Home Savings Bank 2002 Restricted Stock Plan consists of 66,000 shares, under the PHSB Financial Corporation 1998 Stock Option Plan consists of 159,129 shares, and under the Peoples Home Savings Bank 1998 Restricted Stock Plan consists of 63,652 shares which are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. An aggregate of 442,781 shares are being registered hereby, of which 154,000 shares are under option at a weighted average exercise price of $15.51 per share ($2,388,540 in the aggregate), 159,129 shares are under option at a weighted average exercise price of $9.22 per share ($1,467,169 in the aggregate). The remainder of such shares, 129,652 consisting of 66,000 shares under the 2002 Restricted Stock Plan and 63,652 shares under the 1998 Restricted Stock Plan are being registered based upon the average of the high and low selling prices of the Common Stock of the Registrant as reported on the Nasdaq National Market on January 14, 2003, of $16.60 per share ($2,152,223 in the aggregate), for a total offering of $6,007,932.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------

         *This Registration Statement relates to the registration of 442,781 shares of PHSB Financial Corporation (the "Company" or "Registrant") common stock, $.10 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant or its subsidiary as compensation for services in accordance with the PHSB Financial Corporation 2002 Stock Option Plan under which 154,000 shares are issuable, the Peoples Home Savings Bank 2002 Restricted Stock Plan under which 66,000 shares are issuable, the PHSB Financial Corporation 1998 Stock Option Plan under which 159,129 shares are issuable, and the Peoples Home Savings Bank 1998 Restricted Stock Plan under which 63,652 shares are issuable (together, the "Plans"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on December 18, 2001 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001;

          (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002;

          (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002;

          (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002; and

          (e) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on December 18, 2001.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
------

         Sections 1741 through 1747 of the Pennsylvania Business Corporation Law provide that an officer, director, employee or agent may be indemnified by the Company from and against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or contemplated proceedings (other than an action by or in the right of the Company) if such person acted in good faith and in a manner that such person reasonably believes to be in, or not opposed to, the best interests of the Company.

         Provisions regarding indemnification of directors, officers, employees or agents of the Company are contained in Article 10 of the Company's Articles of Incorporation.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

         The Registrant believes that these provisions assist the Registrant in, among other things, attracting and retaining qualified persons to serve the Registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the Registrant and effectively reduce the ability of stockholders to sue on behalf of the Registrant because certain suits could be barred or amounts that might otherwise be obtained on behalf of the Registrant could be required to be repaid by the Registrant to an indemnified party.

         The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify the person against such liability under the provisions of the Certificate of Incorporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed.
------

         Not Applicable

Item 8.  Exhibits.
------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
------

         (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;


                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaver Falls in the Commonwealth of Pennsylvania, as of January 16, 2003.

                                           PHSB FINANCIAL CORPORATION



                                    By:    /s/James P. Wetzel, Jr.
                                           -------------------------------------
                                           James P. Wetzel, Jr.
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of PHSB Financial Corporation, do hereby severally constitute and appoint James P. Wetzel, Jr. as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said James P. Wetzel, Jr. may deem necessary or advisable to enable PHSB Financial Corporation, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said James P. Wetzel, Jr. shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.



By: /s/James P. Wetzel, Jr.                    By: /s/Richard E. Canonge
    --------------------------------------         -----------------------------
    James P. Wetzel, Jr.                           Richard E. Canonge
    President, Chief Executive Officer             Vice President and Treasurer
      and Director                                 (Principal Financial Officer)
    (Principal Executive Officer)
                                                   Date:  January 16, 2003
    Date:  January 16, 2003

By:                                            By: /s/Emlyn Charles
    --------------------------------------         -----------------------------
    Douglas K. Brooks                              Emlyn Charles
    Director                                       Director

    Date:                                          Date:  January 16, 2003


By: /s/John C. Kelly                               /s/Joseph D. Belas
    --------------------------------------         -----------------------------
    John C. Kelly                                  Joseph D. Belas
    Director                                       Director

    Date:  January 16, 2003                        Date:  January 16, 2003


By: /s/Howard B. Lenox                         By: /s/John M. Rowse
    --------------------------------------         -----------------------------
    Howard B. Lenox                                John M. Rowse
    Director                                       Director

    Date:  January 16, 2003                        Date:  January 16, 2003

                                INDEX TO EXHIBITS





   Exhibit                 Description
   -------                 -----------


     4.1        PHSB Financial Corporation 2002 Stock Option Plan

     4.2        Peoples Home Savings Bank 2002 Restricted Stock Plan

     4.3        PHSB Financial Corporation 1998 Stock Option Plan

     4.4        Peoples Home Savings Bank 1998 Restricted Stock Plan

     4.5 Form of Stock Option Agreement to be entered into with respect to Stock Options under the 2002 Stock Option Plan

     4.6 Form of Stock Option Agreement to be entered into with respect to Stock Options under the 1998 Stock Option Plan

     4.7        Form of Restricted Stock Award Agreement under 2002
                Restricted Stock Plan

     4.8        Form of Restricted Stock Award Agreement under 1998
                Restricted Stock Plan

     4.9        Form of Stock Award Tax Notice

     5.1 Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered

    23.1 Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)

    23.2        Consent of S.R. Snodgrass, A.C.

    24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein